Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended September 30, 2025

HIGHLIGHTS
•Q3 revenue up 7% and recurring revenue up 10% versus prior year

•YTD revenue up 12%, across both Payment Software and Biller segments

•YTD net income up 55% versus prior year, adjusted EBITDA up 12%

•Signed first customer for ACI Connetic, ACI’s new cloud-native payments hub

•Announced $500 million share repurchase authorization

•Raising full-year 2025 guidance range for both revenue and adjusted EBITDA

Omaha, NE — November 6, 2025 — ACI Worldwide (NASDAQ: ACIW), a leading provider of global payments technology, reported strong third-quarter and year-to-date results, reflecting continued growth across its Payment Software and Biller segments. The company also raised its full-year 2025 outlook for revenue and adjusted EBITDA and announced an updated share repurchase authorization.

“Q3 continued our positive momentum, with strong revenue, adjusted EBITDA and bookings growth,” said Thomas Warsop, president and CEO of ACI. “Year-to-date, both Payment Software and Biller segment revenues have grown 12%. In Q3, we signed our first ACI Connetic customer and are encouraged by the early interest and demand for this industry-leading, cloud-native payments platform. Just recently, we hosted Payments Unleashed, ACI’s premier summit, bringing together thought leaders, innovators and visionaries to discuss the future of the payments industry, with hot topics such as stablecoin, real time payments and many others. We remain optimistic about the outlook for our industry and will continue to focus on increasing shareholder value through operational excellence.”

“With 12% year-to-date growth in both revenue and adjusted EBITDA, we are delivering strong results and are once again raising our 2025 guidance,” said Robert Leibrock, Chief Financial Officer of ACI. "Our commitment to innovation, demonstrated by the progress of ACI Connetic and Speedpay, together with disciplined operational execution, continues to drive high-value growth and strong underlying cash generation. This performance has enabled us to expand our share repurchase authorization to $500 million, reflecting our balanced approach to capital allocation and our focus on creating long-term value for investors. As we approach the end of 2025, we are confident in our ability to achieve our updated full-year outlook and enter 2026 on track to deliver growth consistent with our longer-term model.”

Q3 AND YEAR-TO-DATE 2025 FINANCIAL SUMMARY
In Q3 2025, revenue was $482 million, up 7% from Q3 2024. Recurring revenue in Q3 2025 of $298 million was up 10% from Q3 2024 and represented 62% of total revenue. Q3 2025 net income of $91 million compares to a net income of $81 million in Q3 2024. Q3 2025 adjusted EBITDA was $171 million, up 2% from Q3 2024. Q3 cash flow from operating activities was $73 million, versus $54 million in Q3 2024. Net new ARR bookings in Q3 increased 14% to $13 million and new license and services bookings in Q3 increased 21% to $81 million.
•In Q3 2025, Payment Software segment revenue increased 4% and segment adjusted EBITDA increased 1%, versus Q3 2024.
•In Q3 2025, Biller segment revenue increased 10% and segment adjusted EBITDA increased 4%, versus Q3 2024.

Year-to-date 2025 revenue was $1.28 billion, up 12% from year-to-date 2024. Recurring revenue in year-to-date 2025 of $906 million was up 11% from year-to-date 2024 and represented 71% of total revenue. Year-to-date 2025 net income of $162 million, which includes a $22 million after-tax gain on the sale of ACI's minority interest in India-based Mindgate, compares to net income of $105 million for year-to-date 2024. Adjusted EBITDA for year-to-date 2025 was $346 million, up 12% from year-to-date 2024. Cash flow from operating activities for year-to-date 2025 was $201 million, versus $232 million for year-to-date 2024. Net new ARR bookings year-to-date 2025 increased 50% to $46 million and new license and services bookings year-to-date 2025 increased 8% to $189 million.
•Year-to-date 2025, Payment Software segment revenue increased 12% and adjusted EBITDA increased 13%, versus year-to-date 2024.
•Year-to-date 2025, Biller segment revenue increased 12% and adjusted EBITDA increased 4%, versus year-to-date 2024.

ACI ended Q3 2025 with $199 million in cash on hand and a debt balance of $873 million, representing a net debt leverage ratio of 1.3x adjusted EBITDA. During Q3 2025, ACI repurchased approximately 0.4 million shares for $16 million in capital. Year-to-date 2025, repurchases totaled approximately 3.1 million shares for $150 million in capital.

INCREASED SHARE REPURCHASE AUTHORIZATION
Today ACI announced that its Board of Directors approved $500 million for the stock repurchase program in place of the remaining purchase amounts previously authorized.

RAISING FULL-YEAR 2025 OUTLOOK
ACI is raising guidance for the full-year 2025. ACI now expects that total revenue for the full-year 2025 will be in the range of $1.730 billion to $1.754 billion, ahead of the previously issued guidance of $1.710 billion to $1.740 billion. ACI currently expects adjusted EBITDA for the full-year 2025 will be in the range of $495 million to $510 million, ahead of the previously issued guidance of $490 million to $505 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results. Interested persons may access a real-time teleconference webcast at http://investor.aciworldwide.com/. To join the live audio call, please dial +1 (800) 715-9871, provide your name, the conference name of ACI Worldwide, Inc. and conference ID 88945; alternatively, to reduce operator assisted delays joining the call, we invite you to register in advance by visiting https://registrations.events/direct/Q4I889455. This process will provide you with a unique passcode allowing you to join the call without operator assistance.

About ACI Worldwide
ACI Worldwide, an original innovator in global payments technology, delivers transformative software solutions that power intelligent payments orchestration in real time so banks, billers, and merchants can drive growth, while continuously modernizing their payment infrastructures, simply and securely. With over 50 years of trusted payments expertise, we combine our global footprint with a local presence to offer enhanced payment experiences to stay ahead of constantly changing payment challenges and opportunities.
© Copyright ACI Worldwide, Inc. 2025.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
305-894-2223 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net adjusted EBITDA margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net adjusted EBITDA margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include but are not limited to: (i) we signed our first ACI Connetic customer and are encouraged by the early interest and demand for this industry-leading, cloud-native payments platform, (ii) we remain optimistic about the outlook for our industry and will continue to focus on increasing shareholder value through operational excellence, (iii) we are delivering strong results and are once again raising our 2025 guidance (iv) as we approach the end of 2025, we are confident in our ability to achieve our updated full-year outlook and enter 2026 on track to deliver growth consistent with our longer-term model, and (v) and full-year 2025 revenue and adjusted EBITDA financial guidance.
All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions, cybersecurity incidents or failure of our information technology and communication systems, security breaches, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, loss caused by theft or fraud, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe and the Middle East, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, legal and business risks from artificial intelligence technology incorporated into our products, risks to our business from the use of artificial intelligence by our workforce, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, compliance with requirements of the payment card networks and Nacha, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, changes in card association and debit network fees or products, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, incurring additional debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix below expectations. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$199,268	$216,394
Receivables, net of allowances	460,526	414,399
Settlement assets	446,494	318,871
Prepaid expenses	33,336	29,218
Other current assets	23,915	11,940
Total current assets	1,163,539	990,822
Noncurrent assets
Accrued receivables, net	363,064	360,079
Property and equipment, net	33,323	35,069
Operating lease right-of-use assets	28,947	28,864
Software, net	79,716	92,893
Goodwill	1,226,026	1,226,026
Intangible assets, net	151,192	165,377
Deferred income taxes, net	84,316	72,713
Other noncurrent assets	30,780	53,450
TOTAL ASSETS	$3,160,903	$3,025,293
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$55,279	$45,422
Settlement liabilities	445,927	317,484
Employee compensation	47,347	55,567
Current portion of long-term debt	40,925	34,928
Deferred revenue	65,081	75,419
Other current liabilities	82,541	73,808
Total current liabilities	737,100	602,628
Noncurrent liabilities
Deferred revenue	14,580	19,304
Long-term debt	826,892	889,649
Deferred income taxes, net	50,111	39,920
Operating lease liabilities	23,213	22,592
Other noncurrent liabilities	29,825	26,873
Total liabilities	1,681,721	1,600,966
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	745,347	731,927
Retained earnings	1,760,407	1,598,085
Treasury stock	(924,013)	(784,914)
Accumulated other comprehensive loss	(103,261)	(121,473)
Total stockholders’ equity	1,479,182	1,424,327
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,160,903	$3,025,293

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Software as a service and platform as a service	$246,916	$223,367	$755,257	$674,498
License	161,957	157,429	303,161	252,984
Maintenance	51,420	47,559	150,483	144,046
Services	22,066	23,397	69,281	69,722
Total revenues	482,359	451,752	1,278,182	1,141,250
Operating expenses
Cost of revenue (1)	223,138	197,351	671,316	591,696
Research and development	42,567	37,660	122,582	108,063
Selling and marketing	30,710	28,691	91,637	83,992
General and administrative	34,098	33,949	99,341	84,942
Depreciation and amortization	24,140	31,515	72,226	86,710
Total operating expenses	354,653	329,166	1,057,102	955,403
Operating income	127,706	122,586	221,080	185,847
Other income (expense)
Interest expense	(14,811)	(18,356)	(44,021)	(55,837)
Interest income	3,676	3,871	11,674	11,833
Other, net	1,551	(823)	18,898	(1,692)
Total other income (expense)	(9,584)	(15,308)	(13,449)	(45,696)
Income before income taxes	118,122	107,278	207,631	140,151
Income tax expense	26,872	25,851	45,309	35,588
Net income	$91,250	$81,427	$162,322	$104,563
Income per common share
Basic	$0.88	$0.78	$1.56	$0.99
Diluted	$0.88	$0.77	$1.54	$0.98
Weighted average common shares outstanding
Basic	103,245	104,770	104,316	105,651
Diluted	103,895	106,018	105,264	106,552
(1) The cost of revenue excludes charges for depreciation and amortization.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)
	Three Months Ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$91,250	$81,427	$162,322	$104,563
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	3,183	7,804	9,528	14,999
Amortization	20,957	23,711	62,698	71,711
Amortization of operating lease right-of-use assets	2,403	2,338	7,245	7,337
Amortization of deferred debt issuance costs	421	659	1,691	2,257
Deferred income taxes	5,341	(3,745)	1,133	(2,229)
Stock-based compensation expense	17,381	11,346	45,419	30,165
Gain on sale of equity investment	—	—	(25,927)	—
Other	1,119	2,247	1,992	180
Changes in operating assets and liabilities:
Receivables	(83,007)	(95,899)	(34,316)	3,699
Accounts payable	(2,413)	(4,091)	9,998	758
Accrued employee compensation	6,748	8,759	(9,454)	(11,125)
Deferred revenue	(9,784)	(6,433)	(17,625)	1,884
Other current and noncurrent assets and liabilities	19,439	25,885	(13,648)	8,067
Net cash flows from operating activities	73,038	54,008	201,056	232,266
Cash flows from investing activities:
Purchases of property and equipment	(3,404)	(3,509)	(7,730)	(8,463)
Purchases of software and distribution rights	(6,501)	(4,154)	(18,643)	(23,178)
Proceeds from sale of equity investment	—	—	46,021	—
Net cash flows from investing activities	(9,905)	(7,663)	19,648	(31,641)
Cash flows from financing activities:
Proceeds from issuance of common stock	871	732	2,503	2,129
Proceeds from exercises of stock options	466	1,202	1,262	1,954
Repurchase of stock-based compensation awards for tax withholdings	(3,628)	(2,960)	(23,854)	(9,299)
Repurchases of common stock	(16,253)	(7,996)	(150,023)	(127,670)
Redemption of 2026 Notes	—	—	(400,000)	—
Proceeds from revolving credit facility	—	20,000	290,000	184,000
Repayment of revolving credit facility	(20,000)	(25,000)	(120,000)	(177,000)
Proceeds from term portion of credit agreement	—	—	200,000	500,000
Repayment of term portion of credit agreement	(10,625)	(9,375)	(29,375)	(547,823)
Payments on or proceeds from other debt, net	(1,301)	(630)	(11,965)	(9,299)
Payments for debt issuance costs	—	—	(134)	(5,141)
Net increase (decrease) in settlement assets and liabilities	(55,234)	23,855	6,339	17,704
Net cash flows from financing activities	(105,704)	(172)	(235,247)	(170,445)
Effect of exchange rate fluctuations on cash	(2,973)	(1,621)	2,936	(331)
Net increase (decrease) in cash and cash equivalents	(45,544)	44,552	(11,607)	29,849
Cash and cash equivalents, including settlement deposits, beginning of period	298,955	224,118	265,018	238,821
Cash and cash equivalents, including settlement deposits, end of period	$253,411	$268,670	$253,411	$268,670
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$199,268	$177,860	$199,268	$177,860
Settlement deposits	54,143	90,810	54,143	90,810
Total cash and cash equivalents	$253,411	$268,670	$253,411	$268,670

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA (millions)	2025	2024	2025	2024
Net income	$91.3	$81.4	$162.3	$104.6
Plus:
Income tax expense	26.9	25.9	45.3	35.6
Net interest expense	11.1	14.5	32.3	44.0
Net other (income) expense	(1.6)	0.8	(18.9)	1.7
Depreciation expense	3.2	7.8	9.6	15.0
Amortization expense	21.0	23.7	62.7	71.7
Non-cash stock-based compensation expense	17.4	11.3	45.4	30.2
Adjusted EBITDA before significant transaction-related expenses	$169.3	$165.4	$338.7	$302.8
Significant transaction-related expenses:
Cost reduction strategies	1.2	1.2	6.3	4.3
Other	0.1	0.3	0.5	1.0
Adjusted EBITDA	$170.6	$166.9	$345.5	$308.1
Revenue, net of interchange:
Revenue	$482.4	$451.8	$1,278.2	$1,141.3
Interchange	135.3	117.1	417.1	353.6
Revenue, net of interchange	$347.1	$334.7	$861.1	$787.7

Net Adjusted EBITDA Margin	49%	50%	40%	39%

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Information (millions)	2025	2024	2025	2024
Revenue
Payment Software	$284.0	$272.2	$664.1	$595.0
Biller	198.3	179.6	614.1	546.3
Total	$482.4	$451.8	$1,278.2	$1,141.3
Recurring Revenue
Payment Software	$100.0	$91.3	$291.6	$272.2
Biller	198.3	179.6	614.1	546.3
Total	$298.3	$270.9	$905.7	$818.5
Segment Adjusted EBITDA
Payment Software	$181.7	$180.6	$371.5	$327.5
Biller	32.1	30.9	102.8	99.1

Note: Amounts may not recalculate due to rounding.

	Three Months Ended September 30,
	2025		2024
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.88	$91.3	$0.77	$81.4
Adjusted for:
Significant transaction-related expenses	0.01	0.9	0.04	4.5
Amortization of acquisition-related intangibles	0.04	4.2	0.05	5.4
Amortization of acquisition-related software	0.03	3.2	0.03	3.4
Non-cash stock-based compensation	0.13	13.7	0.08	8.6
Total adjustments	$0.21	$22.0	$0.20	$21.9
Diluted EPS adjusted for non-cash and significant transaction-related items	$1.09	$113.3	$0..97	$103.3

	Nine Months Ended September 30,
	2025		2024
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$1.54	$162.3	$0.98	$104.6
Adjusted for:
Gain on sale of equity investment	(0.21)	(21.7)	—	—
Significant transaction-related expenses	0.05	5.0	0.07	7.4
Amortization of acquisition-related intangibles	0.12	12.5	0.17	18.1
Amortization of acquisition-related software	0.09	9.7	0.09	10.1
Non-cash stock-based compensation	0.34	35.9	0.21	22.9
Total adjustments	$0.39	$41.4	$0.54	$58.5
Diluted EPS adjusted for non-cash and significant transaction-related items	$1.93	$203.7	$1.52	$163.1

	Three Months Ended September 30,		Nine Months Ended September 30,
Recurring Revenue (millions)	2025	2024	2025	2024
SaaS and PaaS fees	$246.9	$223.4	$755.3	$674.5
Maintenance fees	51.4	47.5	150.5	144.0
Recurring Revenue	$298.3	$270.9	$905.7	$818.5

New Bookings (millions)	Three Months Ended September 30,		TTM Ended September 30,
	2025	2024	2025	2024
Annual recurring revenue (ARR) bookings	$12.6	$11.1	$81.1	$59.3
License and services bookings	81.4	67.0	304.5	281.5

Note: Amounts may not recalculate due to rounding.